UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

Growblox Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, Nevada 89118
Phone: (844) 843-2569
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2016 the Company's Board of Directors was expanded to five members. As a result of the expansion, the Board of Directors elected Leslie Bocskor, Shane Terry and John Poss to serve as Members of the Board of Directors for a term of three years to fill the three existing vacancies.

The Board of Directors also accepted the resignation of Craig Ellins as Chief Executive Officer of the corporation and immediately appointed Craig Ellins to serve as Chief Innovation Officer of the corporation with no changes in his current employment contract.

The Board of Directors elected John Poss to serve as Interim Chief Executive Officer until such time as the Board of Directors can identify and hire a suitable replacement.

Mr. Poss has over 30 years of experience working as a consultant to companies facing major transitions and transformations. Mr. Poss began his career in the Washington, D.C. office of Arthur Andersen & Co. and has served as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer of both public and private companies in such diverse industries as homebuilding, mining, telecommunications, manufacturing, logistics, construction lending and mortgage banking. For the past three years Mr. Poss served as Chief Executive Officer of Experiential Teaching Online Corp., an educational content developer and for four years prior thereto owned and operated his own consulting firm. Mr. Poss has also worked extensively internationally, successfully negotiating agreements in countries throughout Asia, Europe and the Americas. Mr. Poss graduated from the University of Texas in 1974 with a degree in accounting.

Mr. Poss has been serving as the CFO of the Company since August, 2015 and its COO since December 31, 2015.  He will continue serving as CFO and COO until suitable replacements can be recruited.

The Company is currently discussing compensation arrangements with Mr. Poss pursuant to which he will serve as the Company's President, Chief Executive Officer and Board Member.

Mr. Bocskor is an investment banker and entrepreneur focused on the emerging legal cannabis industry. He has served as President and Managing Member of Electrum Partners, a global cannabis business advisory and services firm, since January 2014. Previously to founding Electrum Partners, Mr. Bocskor served as a President of Venture Catalyst from 2000 to 2014.  As founding chairman of the Nevada Cannabis Industry Association, and with his far-reaching investment and Wall Street background, he's helping design the models for cannabis industry investment, business and regulation. The Company is currently discussing compensation arrangement with Mr. Bocskor pursuant to which he will serve as the Company's Board Member.

Mr. Terry is an independent consultant provides advisory services to Medical Marijuana Establishments (MME's) in Nevada and other states. He served as a CEO of NuVeda NMS, LLC, a company that operates marijuana dispensaries in Nevada, from 2013 until 2016. He is also a former President of the Nevada Dispensary Association
From 2011 until 2014 Mr. Terry served as F-16 Weapons Officer and Instructor Pilot. Mr. Terry is a decorated veteran of the United States Air Force, whose career as an Officer and F-16 fighter pilot included earning two Air Medals for combat action over Iraq and Afghanistan while leading his team to three Air Force Outstanding Unit awards. The Company is currently discussing compensation arrangement with Mr. Terry pursuant to which he will serve as the Company's Board Member.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Growblox Sciences, Inc.

Dated: May 4, 2016	By:	/s/ John Poss
John Poss
Chief Executive Officer